Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-168924, 333-183161 and 333-192127 on Form S-8 and Registration Statement No. 333-165259 on Form S-4 of our report relating to the consolidated financial statements of Quad/Graphics, Inc. and subsidiaries dated February 27, 2014 (January 6, 2015 as to the effects of including subsidiary guarantor financial information as described in Note 27), appearing in this Current Report on Form 8-K of Quad/Graphics, Inc. dated January 6, 2015.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin
January 6, 2015